Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Paul T. Luther	Esra Ozer
(412) 553-1950	(412) 553-2666
Paul.Luther@arconic.com	Esra.Ozer@arconic.com

Arconic Inc. Board of Directors Approves Separation of Company

Separation Date to be April 1, 2020

Announces Distribution Ratio of Arconic Corporation Common Stock

PITTSBURGH, February 6, 2020 – Arconic Inc. (NYSE: ARNC) announced today that its Board of Directors has approved the completion of the Company’s separation into two independent, publicly traded companies. The separation is scheduled to become effective on April 1, 2020 before the opening of the New York Stock Exchange.

The Engineered Products and Forgings businesses (engine products, fastening systems, engineered structures and forged wheels) will remain in the existing company, which will be renamed Howmet Aerospace Inc. and change its stock ticker from “ARNC” to “HWM” in connection with the separation. The Global Rolled Products businesses (global rolled products, aluminum extrusions and building and construction systems) will be held by a new company that will be named Arconic Corporation at separation and that intends to list its common stock on the New York Stock Exchange under the symbol “ARNC.”

Timothy D. Myers will serve as Arconic Corporation Chief Executive Officer. The Arconic Inc. Board has also named new directors to the Arconic Corporation and Howmet Aerospace Boards:

•	Joining the Arconic Corporation Board of Directors will be: Timothy Myers; William Austen; Christopher Ayers*; Margaret Billson; Austin Camporin; Jacques Croisetiere; Elmer Doty*; Carol Eicher; Fritz Henderson; E. Stanley O’Neal*; and Jeffrey Stafeil.

*Will resign from the Arconic Inc. Board

•	Joining the Howmet Aerospace Board will be: Joseph Cantie; Robert Leduc; Jody Miller; and Nicole Piasecki.

Exhibit 99.1

The separation will occur by means of a pro rata distribution by Arconic Inc. (which will be renamed Howmet Aerospace Inc.) of all of the outstanding common stock of Arconic Corporation. The distribution is intended to qualify as a tax-free transaction to Arconic Inc. stockholders for U.S. federal income tax purposes.

Distribution Information

At the time of separation, Arconic Inc. stockholders are expected to receive one share of Arconic Corporation common stock for every four shares of Arconic Inc. common stock held as of the record date. The record date will be March 19, 2020 and the time of the distribution will be 12:01 A.M. on April 1, 2020.

At the time of separation, stockholders of Arconic Inc. will retain their shares of Arconic Inc. Due to the name change of Arconic Inc. to Howmet Aerospace Inc. upon separation, these shares will become Howmet Aerospace Inc. shares.

No fractional shares of Arconic Corporation common stock will be issued in the distribution, and stockholders will receive cash in lieu of fractional shares. The separation distribution is expected to be paid on April 1, 2020 to Arconic Inc. stockholders of record as of the close of business on the record date.

The distribution remains subject to the satisfaction or waiver of the conditions described in Arconic Rolled Products Corporation’s Registration Statement on Form 10, as amended, including the U.S. Securities and Exchange Commission (SEC) having declared effective the Form 10. The Form 10 has been filed by Arconic Rolled Products Corporation with the SEC and is available at www.arconic.com.

No action is required by Arconic Inc. stockholders to receive shares of Arconic Corporation common stock in the distribution. Arconic Inc. expects to make available an information statement to all stockholders entitled to receive the distribution of shares of Arconic Corporation common stock. The information statement is filed as an exhibit to Arconic Rolled Products Corporation’s Registration Statement on Form 10 and describes Arconic Corporation and certain risks of owning Arconic Corporation common stock and provides other information regarding the separation and distribution.

Trading Common Stock

Arconic Inc. stockholders who hold shares of common stock on the record date of March 19, 2020, and decide to sell any of those shares before the distribution date, should consult their stockbroker, bank or other nominee to understand whether the shares of Arconic Inc. common stock will be sold with or without entitlement to Arconic Corporation common stock pursuant to the distribution.

Beginning on or about March 18, 2020, and continuing up to and through the distribution date, two markets are expected for Arconic Inc. common stock: the “regular-way” market and the “ex-distribution” market. Shares that trade in the “regular-way” market will be entitled to shares of Arconic Corporation common stock distributed pursuant to the distribution; shares that trade in the “ex-distribution” market will trade under the symbol HWM WI and without an entitlement to shares of Arconic Corporation common stock distributed pursuant to the distribution.

Exhibit 99.1

Arconic Corporation anticipates “when-issued” trading of its common stock will begin on or about March 18, 2020, under the symbol ARNC WI, and will continue up to and through the distribution date. “Regular-way” trading in Arconic Corporation’s common stock is expected to begin on April 1, 2020.

The separation date may change if certain conditions are not satisfied by that date, as described in Arconic Rolled Products Corporation’s information statement filed with the Form 10.

Advisors

Goldman Sachs and J.P. Morgan are acting as financial advisors to Arconic Inc. in connection with the separation transaction, and Wachtell, Lipton, Rosen & Katz is acting as its legal advisor.

About Arconic

Arconic (NYSE: ARNC) creates breakthrough products that shape industries. Working in close partnership with our customers, we solve complex engineering challenges to transform the way we fly, drive, build and power. Through the ingenuity of our people and cutting-edge advanced manufacturing techniques, we deliver these products at a quality and efficiency that ensure customer success and shareholder value. For more information: www.arconic.com. Follow @arconic: Twitter, Instagram, Facebook, LinkedIn and YouTube.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic Inc.’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the separation transaction. These statements reflect certain beliefs and assumptions that are based on Arconic Inc.’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic Inc. believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) uncertainties regarding the planned separation, including whether it will be completed pursuant to the targeted timing, asset perimeters, and other anticipated terms, if at all; (b) the possibility that various closing conditions for the separation may not be satisfied; (c) the outcome of contingencies, including legal proceedings; (d) the impact of the separation on the businesses of Arconic Inc.; (e) the risk that the businesses will not be separated successfully or such separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on Arconic Inc.’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; and (f) the other risk factors summarized in Arconic Inc.’s Form 10-K for the year ended December 31, 2018, and other reports filed with the SEC, and in the Form 10 registration statement filed by Arconic Rolled Products Corporation. Arconic Inc. disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.